UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

Between March 6, 2019 and March 11, 2019, Oncolix, Inc. (the “Company”) received the resignations of Dale Zajicek, Jerry Youkey, Sherry Grisewood and John Holaday as members of the Board of Directors. As noted below, Michael T. Redman, President and CEO, has converted from a full-time, partially compensated employee to a part-time, partially compensated status.

Item 8.01 Other Events.

On March 7, 2019, the Company received a notice of default under its license agreement for CycloSam, its product candidate. The default references a milestone payment currently due under the license agreement. The Company does not currently have the financial resources to make the requested $50,000 payment, or to continue $7,000 monthly payments under the license.

The Company has been unable to finance its continuing operations and can no longer meet its continuing obligations. As a result, the Company expects to discontinue its operations in the immediate future unless additional financing is obtained. Substantially all of its assets are pledged to the holders of its convertible notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOLIX, INC.

Dated: March 11, 2019	By:	/s/ Michael T. Redman
Michael T. Redman
Chief Executive Officer

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